PURCHASE AND SALE AGREEMENT{{PRIVATE}}


          THIS AGREEMENT is made and entered into this 20th day of August, 1996, by and between National Property Investors II, Ltd., a California limited partnership (hereinafter called "Seller") and General Capital Corporation, a Tennessee corporation, as Trustee (hereinafter called "Buyer").

                            W I T N E S S E T H :

          1. Agreement to Sell and Purchase. For and in consideration of the Earnest Money, hereinafter defined, in hand paid by Buyer to the Nashville, Tennessee, office of Lawyers Title Insurance Corporation ("Escrow Agent"), the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase and take from Seller, subject to and in accordance with all of the terms and conditions of this agreement, the following:

               (a) All that certain lot, tract or parcel of improved real estate, known as Sugar Mill Apartments, located at 3151 South Babcock Street, Melbourne, Brevard County, Florida, as more particularly described on Exhibit "A" attached hereto, together with all plants, shrubs and trees located thereon, and together with all rights, ways and easements appurtenant thereto, including, without limitation, all of Seller's right, title and interest in and to the land underlying and the air space overlying any public or private ways or streets crossing or abutting said real estate (collectively, the "Land");

               (b) All buildings, structures and other improvements of any and every nature located on the Land and all fixtures attached or affixed to the Land or to any such buildings, structures or other improvements (collectively, the "Improvements");

               (c) All goods, equipment, machinery, apparatus, fittings, furniture, furnishings, supplies, spare parts, appliances, tools and other personal property of every kind located on the Land or within the Improvements and used in connection with the operation, management or maintenance of the Land or the Improvements, excluding any such items owned by tenants of the Land or the Improvements and excluding Seller's computer equipment and software, but specifically including, without limitation, the property described on Exhibit "B" attached hereto (collectively, the "Personalty");

               (d) All of the right, title and interest of the Seller as "lessor" or "landlord" in, to and under all leases and other agreements for the use, occupancy or possession of all or any part of the Land or the Improvements, including, without limitation, (i) all the tenant leases scheduled and identified on Exhibit "C" attached hereto (the "Existing Leases"), and (ii) all new tenant leases or other agreements for use, occupancy or possession of all or any part of the Land or the Improvements entered into between the date hereof and the Closing Date, hereinafter defined, in accordance with the terms and conditions of this agreement (the "New Leases"); and

               (e) All of the right, title and interest accruing to the owner of the Land and the Improvements, to the extent transferable, in, to and under:
(i) those management, service and other contracts and agreements, if any, scheduled and identified on Exhibit "D" attached hereto (the "Service Agreements"); (ii) the name "Sugar Mill Apartments" (the "Tradename"); and (iii) all warranties, guaranties, certificates, licenses, permits, authorizations, consents and approvals (to the extent the same are assignable) with respect to the use, occupancy, possession, condition, and operation of the Land and the Improvements (the "Permits").

The Land, the Improvements and the Personalty are hereinafter sometimes collectively called the "Project"; and all the foregoing are hereinafter sometimes collectively called the "Property".

          2. Purchase Price; Method of Payment. (a) The purchase price for the Property (the "Purchase Price") shall be Five Million Two Hundred Forty-Seven Thousand and No/100 Dollars ($5,247,000.00). The Purchase Price shall be paid on the Closing Date by wire delivery of funds through the Federal Reserve System to an account designated in writing by Seller.

               (b) Notwithstanding the foregoing, in the event that Seller is a "Foreign Person" (as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder (the "Code")), or in the event that Seller fails or refuses to deliver the certificate and affidavit of non-foreign status described in paragraph 9(a) of this agreement, or in the event that Buyer receives notice from any Seller-transferor's agent or Buyer-transferee's agent (as each of such terms are defined in the Code) that, or Buyer has actual knowledge that, such certificate and affidavit is false, Buyer shall deduct and withhold from the cash portion of the Purchase Price a tax equal to ten (10%) percent of the Purchase Price, as required by Section 1445 of the Code. Buyer shall remit such amount to, and file the required form with, the Internal Revenue Service, and Buyer shall receive a credit against the cash portion of the Purchase Price for the amount so withheld.

          3. Earnest Money. Contemporaneously with Buyer's execution of this agreement, Buyer shall deliver to Escrow Agent the sum of Twenty-Five Thousand and No/100 Dollars ($25,000.00) (the "Initial Earnest Money"). The Initial Earnest Money and the hereinafter defined Final Earnest Money, together with all interest actually earned thereon during the term of this agreement, shall herein be referred to collectively as the "Earnest Money". During the term of this agreement, Escrow Agent shall hold the Earnest Money in an interest bearing vehicle reasonably satisfactory to Buyer and Seller. On the Closing Date, the Earnest Money shall be applied as part payment of the Purchase Price. The rights, duties and obligations of Seller, Buyer and Escrow Agent with respect to the escrow created hereby shall be governed by the provisions of an escrow agreement in form attached hereto as Exhibit "E."

          4. Closing. The closing of the purchase and sale of the Property, hereinafter called "Closing", shall be accomplished by United States mail or recognized overnight courier after having been held at the office of Buyer's counsel in Nashville, Tennessee at such time and on such date (the "Closing Date") as may be agreed upon by Buyer and Seller; provided, however, that the Closing Date shall be on or before the date sixty (60) days after the satisfaction or waiver by Buyer of the contingencies contemplated within paragraph 5(d) below.

          5. Access and Inspection; Delivery of Documents and Information by Seller; Examination by Buyer; No Reliance. (a) Between the date of this agreement and the Closing Date, Buyer and Buyer's agents and designees shall have the right, upon not less than twenty-four (24) hours prior notice, to enter the Project for the purposes of inspecting the Property, copying (at Buyer's expense) on-site records which directly relate to the operation of the Project, and making any other investigations and inspections as Buyer may reasonably require to assess the condition of the Property; provided, however, that such activities by or on behalf of Buyer on the Project shall not materially damage the Project. Buyer further agrees to indemnify and hold Seller harmless from and against any and all claims, causes of action, damages, costs, injuries and liabilities directly resulting from the activities of Buyer and/or Buyer's agents or designees at or on the Project. Notwithstanding anything to the contrary contained elsewhere in this agreement, the provisions of this paragraph 5(a) shall survive both Closing and termination of this agreement.

               (b) On or before the date ten (10) days after the date of this agreement, Seller shall deliver to Buyer, if not previously delivered, or will make available to Buyer for inspection and copying by Buyer either at the address of the Property or at the address for Seller shown below Seller's execution of this agreement, the following documents and information with respect to the Property (collectively, the "Submission Material"):

                    (i) A current rent schedule of the Existing Leases listing each apartment unit rented in the project by number or other appropriate designation and setting forth, as of the date thereof, the name(s) of each tenant, the rent payable for the use of the respective apartment unit, the status of rent payable, the of any security or other deposit with respect to such space, and the lease expiration date;

                   (ii) Photocopies of all real property and other ad valorem tax bills for the two (2) year period preceding the date of this agreement, if in Seller's possession;

                  (iii) Operating statements covering the operation of the Project for calendar years 1994, 1995 and year-to-date 1996, to the extent they are in Seller's possession; and

                   (iv)  Copies of the Service Agreements;

               (c) Upon the full execution of this agreement by Seller and Buyer (with all exhibits attached hereto), Seller shall deliver to Buyer the following documents (the "Due Diligence Material"):

                    (i) Copy of Seller's owners title insurance policy insuring Seller's title to the Land and Improvements, if in Seller's possession;

                   (ii) Copy of the most recent survey of the Land and Improvements if in Seller's possession; and

                  (iii) Copies of environmental site assessments (if any) which relate to the Project to the extent such assessments are in Seller's possession.

               (d) Buyer shall have until the date no later than thirty (30) days from the date of this agreement (the "Inspection Period"), within which to examine the Property and to conduct title examinations, soil tests, lead paint and environmental surveys and/or audits, mechanical, and structural studies and analyses, make surveys, and conduct all other investigations of the Property as Buyer deems necessary to determine whether the Property is suitable and satisfactory to Buyer. During the Inspection Period, Seller shall make available to Buyer, for inspection and copying, all environmental and engineering studies, surveys, title insurance policies, and other documents and records in its possession that Buyer may reasonably request in the course of performing its inspection activities. Notwithstanding anything to the contrary set forth in this agreement, this agreement shall terminate on the date, not later than the thirtieth (30th) day after the date of this agreement, upon which Buyer shall have given written notice to Seller that the results of its examinations and investigations undertaken during the Inspection Period are unsatisfactory to Buyer. If Buyer fails to give this notice within the time period provided in this paragraph 5(d), then this agreement shall continue in full force and effect in accordance with, and subject to, all the terms and conditions hereof, so long as Buyer shall have delivered to Escrow Agent the sum of Twenty-Five Thousand and No/100 Dollars ($25,000.00) (the "Final Earnest Money") not later than the thirty-fifth (35th) day after the date of this agreement. In the event Buyer fails to so deliver the Final Earnest Money, Seller may terminate this agreement by giving written notice to Buyer of Seller's election to terminate. Buyer shall have the right to determine, in Buyer's sole and absolute judgment and discretion, whether or not the results of its inspection activities are satisfactory.

               (e) Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information (excluding, however, the Submission Material or Due Diligence Material dated after January 1, 1996) delivered to Buyer in connection with the transaction contemplated hereby. Buyer acknowledges and agrees that all materials, data and information (excluding, however, the Submission Material or Due Diligence Material dated after January 1, 1996) delivered to Buyer in connection with the transaction contemplated hereby are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer. Notwithstanding the foregoing, Seller has no reason to believe that any such material as is provided to Buyer is false in any material respect.

               (f) If this agreement is terminated by Buyer or Seller pursuant to paragraph 5(d) then One Hundred and No/100 ($100.00) Dollars of the Earnest Money shall be delivered to Seller as consideration for Seller's execution of and entry into this agreement, the balance of the Earnest Money shall be refunded to Buyer immediately upon request, all rights and obligations of the parties under this agreement shall expire (except as otherwise expressly provided herein), and this agreement shall become null and void. Seller acknowledges that Buyer will expend time, money and other resources in connection with the examination and investigation of the Property hereinabove described, and that, notwithstanding the fact that this agreement may terminate pursuant to this paragraph, such time, money and other resources expended, together with the payment of the portion of the Earnest Money hereinabove described to be paid to Seller in the event this agreement so terminates, constitutes good, valuable, sufficient and adequate consideration for Seller's execution of and entry into this agreement.

          6. Prorations and Adjustments to Purchase Price. The following prorations and adjustments shall be made between Buyer and Seller at Closing, or thereafter if Buyer and Seller shall agree:

               (a) All city, state and county ad valorem taxes and similar impositions levied or imposed upon or assessed against the Property (the "Taxes") for the year in which Closing occurs shall be prorated as of the Closing Date. Seller shall pay all back taxes. In the event the Taxes are not determinable at the time of Closing, the Taxes shall be prorated on the basis of the best available information. In the event any of the Taxes are due and payable at the time of Closing, the same shall be paid at Closing. If the Taxes are not paid at Closing, Seller shall deliver to Buyer the bills for the Taxes promptly upon receipt thereof and Buyer shall thereupon be responsible for the payment in full of the Taxes within the time fixed for payment thereof and before the same shall become delinquent;

               (b) All utility charges for the Project (including, without limitation, telephone, water, storm and sanitary sewer, electricity, gas, garbage and waste removal) shall be prorated as of the Closing Date, transfer fees required with respect to any such utility shall be paid by or charged to Buyer, and Seller shall be credited with any deposits transferred to the account of Buyer;

               (c) All paid rents, together with any other sums paid by tenants, under the Existing Leases and the New Leases, shall be prorated as of the Closing Date. In the event that, at the time of Closing, there are any past due or delinquent rents owing by any tenants of the Project, Buyer shall have the exclusive right to collect such past due or delinquent rents and shall remit to Seller its pro-rata share thereof, to the extent, and only to the extent, that the aggregate rents received by Buyer from each such tenant owing past due or delinquent rents exceed the sum of (i) the aggregate rents and other sums payable by such tenant for periods from and after the Closing Date, and (ii) any reasonable and necessary amounts expended by Buyer to collect such past due or delinquent rents. Buyer shall have no obligation to collect or enforce collection of any such past due or delinquent rents from or against any tenant. In the event that, after Closing, Seller receives any payments of rent or other sums due from tenants under Existing Leases or New Leases which relate to periods from and after Closing, Seller shall promptly forward to Buyer its portion of such payments;

               (d) Buyer shall receive a credit against the Purchase Price in the amount of all security deposits which are required to be held by Seller with respect to tenants of the Project, and interest accrued thereon contingently payable to the tenants for whose account they are maintained, and Seller shall retain such funds free and clear of any and all claims on the part of tenants. Buyer shall be responsible for maintaining as security deposits the aggregate amount so credited to Buyer in accordance with applicable law and the provisions of the Existing Leases and the New Leases relevant thereto;

               (e) All amounts payable under any of the Service Agreements shall be prorated as of the Closing Date; and

               (f) All other items of expense and income regarding the operation and ownership of the Property shall be prorated as of the Closing Date.

In the event that any of the prorations or adjustments described in this paragraph are based upon estimated or erroneous information, then the parties shall make between themselves any equitable adjustment required by reason of any difference between such estimated or erroneous amounts and the actual amounts of such sums. In making the prorations required by this paragraph, the economic burdens and benefits of ownership of the Property for the Closing Date shall be allocated to Seller.

          7. Title. (a) For the purposes of this agreement, "good and marketable fee simple title" shall mean fee simple ownership which is: (i) free of all claims, liens and encumbrances of any kind or nature whatsoever other than the Permitted Exceptions, hereinafter defined; and (ii) insurable by a title insurance company reasonably acceptable to Buyer, at the then current standard rates under the standard Florida form of ALTA Form-B owner's policy of title insurance, with the standard printed exceptions therein deleted, and without exception other than for the Permitted Exceptions. For the purposes of this agreement, the term "Permitted Exceptions" shall mean: (i) current city, state and county ad valorem taxes not yet due and payable; (ii) easements for the installation or maintenance of public utilities serving only the Project with no encroachments thereon; (iii) the rights of tenants, as tenants only, under the Existing Leases and the New Leases; and (iv) such other matters, if any, as may be specified on Exhibit "F" attached hereto.

               (b) As soon as practicable, but in any case no later than fifteen (15) days from the date of this agreement, Seller shall obtain and deliver to Buyer a title insurance commitment from Lawyers Title Insurance Corporation (the "Title Insuror") which discloses the status of title to the Project. Any delay in delivering such title insurance commitment, together with legible copies of all exceptions shown thereon shall automatically extend the Inspection Period on a day for day basis until such title insurance commitment is supplied to Buyer. During the Inspection Period Buyer shall examine title to the Project and give Seller written notice of objections which render Seller's title less than good and marketable fee simple title. Buyer shall be permitted to given Seller written notice of such additional objections to title as are disclosed by the Survey within ten (10) days of Buyer's receipt of the Survey to be obtained in accordance with paragraph 8 hereof. Thereafter, Buyer shall have until the Closing Date in which to reexamine title to the Project and in which to give Seller written notice of any additional objections for matters not existing during the Inspection Period and disclosed by such reexamination. Seller shall have until ten (10) days prior to the Closing Date in which to satisfy all objections specified in Buyer's initial notice of title objections and those related to the Survey, and until the Closing Date in which to satisfy the additional objections specified in the subsequent notice by Buyer of title objections first disclosed during the re-examination provided for in the third and fourth sentences of this paragraph 7(b). If Seller fails so to satisfy any such objections, then, at the option of Buyer, Buyer may: (i) terminate this agreement, in which event the Earnest Money shall be refunded to Buyer immediately upon request, all rights and obligations of the parties under this agreement shall expire, and this agreement shall become null and void; or (ii) if, but only if, such objection is based upon either (A) a defect, claim, lien, or encumbrance arising after the date hereof, or (B) a judgment, lien, mortgage or other claim for a sum of money (excluding claims arising by, through or under Buyer), satisfy the objections, after deducting from the cash portion of the Purchase Price the cost of satisfying objections which can be satisfied by the payment of money; or (iii) waive such satisfaction and performance and consummate the purchase and sale of the Property. Seller shall make its best effort to provide Buyer with a copy of all "pay off letters" for mortgages affecting the Project at least two (2) days prior to Closing.

               8. Survey. Buyer shall have the right to cause an ALTA as-built survey of the Land and Improvements to be prepared by a surveyor registered and licensed in the State of Florida and designated by Buyer (the "Survey"). Seller and Buyer shall split, equally, the reasonable cost of the preparation of the Survey up to a maximum expenditure of Two Thousand Five Hundred and No/100 Dollars ($2,500.00) by Seller. Buyer shall furnish Seller with a copy of the Survey. If requested by Buyer, the Survey shall be used as the basis for the preparation of a legal description to be included in a quitclaim deed to be delivered by Seller to Buyer at Closing together with the limited warranty deed described in paragraph 9(a)(i) below. In any event, the legal description contained in the Survey must be the description insured by the Title Insuror.

          9. Proceedings at Closing. On the Closing Date, the Closing shall take place as follows:

               (a) Seller shall deliver to Buyer the following documents and instruments, duly executed by or on behalf of Seller: (i) a limited warranty deed, in form acceptable to Buyer and Seller conveying the Land and the Improvements utilizing the legal description set forth on Exhibit "A" hereto;
(ii) a bill of sale in form acceptable to Buyer and Seller conveying the Personalty; (iii) an assignment of tenant leases in recordable form acceptable to Buyer and Seller transferring and assigning the Existing Leases and the New Leases and containing Buyer's assumption thereof; (iv) an assignment, in a form acceptable to Buyer and Seller of all security deposits held by Seller, together with a mutual indemnification between Seller and Buyer with respect to any shortages thereof which may be claimed by any tenant or other third party; (v) an assignment, in form acceptable to Buyer and Seller, transferring and assigning the Service Agreements, the Permits and the Tradename and containing Buyer's assumption thereof; (vi) a certificate and affidavit of non-foreign status; (vii) a completed 1099-S request for taxpayer identification number and certification and acknowledgement; (viii) an affidavit reasonably required by Buyer's title insurer which will enable Buyer to obtain title insurance coverage free of any exception for either mechanic's or materialmen's liens, or parties in possession (other than tenants, as tenants only, under unrecorded leases), and which will induce such title insurer to "insure the gap;" and (ix) such other documents or instruments as are reasonably required by Buyer in order to consummate the transactions contemplated by this agreement.

               (b) Seller shall deliver to Buyer the following, if the same have not been theretofore delivered by Seller to Buyer:

                    (i) Evidence in form and substance reasonably satisfactory to Buyer that Seller has the power and authority to execute and enter into this agreement and to consummate the purchase and sale of the Property, and that any and all actions required to authorize and approve the execution of and entry into this agreement by Seller, the performance by Seller of all of Seller's duties and obligations under this agreement, and the execution and delivery by Seller of all documents and other items to be executed and delivered to Buyer at Closing, have been accomplished;

                   (ii) The executed originals of the Existing Leases, the New Leases and the Service Agreements, which shall be delivered on site at the Project;

                  (iii) The originals of the Permits to the extent the same are in possession of Seller or reasonably can be obtained by Seller prior to Closing without cost or expense, which shall be delivered on site at the Project;

                   (iv) To the extent the same are in the possession of Seller on the date of Seller's execution of this agreement, or reasonably can be obtained by Seller prior to Closing without cost or expense, all prior surveys of the Land or any portion thereof and all plans and specifications for any of the Improvements;

                    (v) An updated schedule of leases furnishing all the information set forth on Exhibit "C" hereto with respect to the Existing Leases and the New Leases, which shall be certified by Seller to its best knowledge as an exhibit to the assignment of tenant leases executed and delivered by Seller to Buyer at Closing; and

                   (vi) A letter prepared by Buyer (if delivered to Seller at, or before, the Closing Date) directed to all "lessees" or "tenants" under the Existing Leases and the New Leases, notifying such "lessees" or "tenants" of the transfer of ownership of the Property and the assignment to Buyer of the Existing Leases and the New Leases, and directing such "lessees" or "tenants" to make rental payments and all other payments required under the Existing Leases and the New Leases to Buyer as of the Closing Date.

               (c) Buyer shall pay the Purchase Price to Seller in accordance with the provisions of this agreement. In addition, Buyer shall execute and deliver such documents or instruments as are reasonably required by Seller in order to consummate the transactions contemplated by this Agreement.

          10. Costs of Closing. Seller shall pay one-half (1/2) of all stamp, documentary and intangible taxes on the transfer of the Land and the Improvements and Buyer's taking title to the Property, one-half (1/2) of all recording costs, a portion of the cost of the Survey obtained by Buyer in accordance with paragraph 8 hereof, one-half (1/2) of the premium for any owner's policy of title insurance issued in favor of Buyer insuring Buyer's title to the Property, and Seller's attorneys' fees. Buyer shall pay one-half (1/2) of all stamp, documentary and intangible taxes on the transfer of the Land and the Improvements and Buyer's taking title to the Property, one-half (1/2) of all recording costs, a portion of the cost of the Survey obtained in accordance with paragraph 8 hereof, one-half (1/2) of the premium for any owner's policy of title insurance issued in favor of Buyer insuring Buyer's title to the Property, and Buyer's attorneys' fees. All other costs and expenses of the transaction contemplated hereby shall be borne by the party incurring the same.

          11. Warranties, Representations and Additional Covenants of Seller. Seller represents, warrants and covenants to and with Buyer:

               (a) Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of California and such other jurisdictions as may be required to consummate this transaction;

               (b) Seller has the lawful right, power, authority and capacity to sell the Property in accordance with the terms, provisions and conditions of this agreement;

               (c) There are no actions, suits or proceedings pending or, to Seller's actual knowledge, threatened against, by or affecting Seller which affect title to the Property or which question the validity or enforceability of this agreement or of any action taken by Seller under this agreement, in any court or before any governmental authority, domestic or foreign;

               (d) The execution of and entry into this agreement, the performance by Seller of Seller's duties and obligations under this agreement, the execution and delivery of the documents and instruments to be executed and delivered by Seller on the Closing Date, and the performance of all other acts necessary and appropriate for the full consummation of the purchase and sale of the Property as contemplated by and provided for in this agreement, are consistent with and not in violation of, and will not create any adverse condition under, any contract, agreement or other instrument to which Seller is a party, any judicial order or judgment of any nature by which Seller is bound, or the partnership agreement of Seller and do not require any third party consents;

               (e) Between the date hereof and the Closing Date, Seller shall operate the Project in the ordinary course of business in accordance with its existing practices and shall maintain and repair the Project so that, on the Closing Date, the Project will be in the same condition as it exists at the end of the Inspection Period, ordinary wear and tear and loss by insured casualty alone excepted;

               (f) Between the date hereof and the Closing Date, Seller shall comply with all obligations of the "lessor" or "landlord" under the Existing Leases and the New Leases and shall continue to carry and maintain in force all existing policies of casualty and public liability insurance with respect to the Property;

               (g) Seller will pay or cause to be paid promptly when due all city, state and county ad valorem taxes and similar taxes and assessments, all sewer and water charges and all other governmental charges levied or imposed upon or assessed against the Property between the date hereof and the Closing Date, and will pay or cause to be paid all expenses incurred in the use, occupancy and operation of the Property between the date hereof and the Closing Date; provided, however, that Seller may, in good faith, contest any of such taxes, assessments and charges;

               (h) The Existing Leases scheduled and identified on Exhibit "C" hereto are the only leases or other agreements for use, occupancy or possession presently in force with respect to all or any portion of the Project; the information set forth on Exhibit "C" hereto regarding the Existing Leases is true, complete, and correct in all respects; to Seller's actual knowledge, Seller has fully and completely performed all of the duties and obligations of the "lessor" or "landlord" under the Existing Leases arising on or before the date hereof; there are no rent concessions or offsets with respect to any of the Existing Leases, except as expressly set forth therein; there are no options in favor of the "lessees" or "tenants" under any of the Existing Leases to purchase all or any portion of the Property;

               (i) Seller will make available to Buyer during the Inspection Period all Service Agreements, and Seller will be responsible for terminating to the extent possible without penalty all Service Agreements to which Buyer objects during the Inspection Period, and in any event all Service Agreements with Seller related or affiliated parties will be terminated at Closing;

               (j) To the best of Seller's knowledge and belief, there are no pending, threatened or contemplated condemnation actions involving all or any portion of the Property;

               (k) Between the date hereof and the Closing Date, Seller will make all payments of principal and interest and all other payments required under any indebtedness secured by the Property;

               (l) All apartments (including the full two hundred twelve [212] apartments which comprise the Project) will be in rent-ready condition at Closing, except those which have been vacated within ten (10) days of Closing. For any apartments that are not so rent-ready Buyer shall be credited Three Hundred Fifty and No/100 Dollars ($350.00);

               (m) At the Closing all apartments shall contain all appliances and HVAC equipment in working order necessary to rent such apartments except those occupied apartments for which Seller has received no notice of appliances and HVAC equipment being other than in working order; and

               (n) Seller has no actual knowledge of any existing or threatened violation of Environmental Laws related to the Property or the presence or release of Hazardous Materials on or from the Property. The term "Environmental Laws" means and includes without limitation the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") and other federal laws governing the environment as in effect on the date of this Agreement together with their implementing regulations and guidelines as of the date of this agreement, and all state, regional, county, municipal, and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials. The term "Hazardous Materials" means and includes without limitation petroleum as defined in CERCLA and any substance, material waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law. Additionally, Hazardous Materials shall mean and include any substance whose nature and/or quantity of existence, use, manufacture, disposal or effect render it subject to federal, state or local regulation, investigation, remediation or removal as potentially injurious to public health or welfare, including but not limited to asbestos. Further, Seller has no actual knowledge of the existence or prior existence on the Property of any above or below ground storage tank or tanks.

          12. Additional Covenants. Seller covenants and agrees to and with Buyer that between the date of this agreement and the Closing Date, Seller shall not make or enter into any New Lease or other agreement for the use, occupancy or possession of all or any part of the Land or the Improvements, unless such New Lease or other agreement is entered into on Seller's standard lease form currently in use by Seller, a copy of which is attached hereto as Exhibit "G," and in accordance with Seller's current leasing practices at current rent rates. In no event shall any leases be entered into for a period of time in excess of one (1) year.

          13. Warranties, Representations and Additional Covenants of Buyer. Buyer represents, warrants and covenants to and with Seller that:

               (a) Buyer is duly organized and validly existing under the laws of the State of Tennessee;

               (b) Buyer has the lawful right, power, and authority and the financial capacity to acquire the Property in accordance with the terms, provisions and conditions of this agreement;

               (c) The execution of and entry into this agreement, the execution and delivery of the documents and instruments to be executed and delivered by Buyer on the Closing Date, and the performance by Buyer of Buyer's duties and obligations under this agreement and of all other acts necessary and appropriate for the full consummation of the purchase and sale of the Property as contemplated by and provided for in this agreement, are consistent with and not in violation of, and will not create any adverse condition under, any contract, agreement or other instrument to which Buyer is a party, any judicial order or judgment of any nature by which Buyer is bound; and

               (d) On the Closing Date, all action will have been taken by Buyer authorizing and approving the execution of and entry into this agreement, the execution and delivery by Buyer of the documents and instruments to be executed and delivered by Buyer on the Closing Date, and the performance by Buyer of Buyer's duties and obligations under this agreement and all other acts necessary and appropriate for the consummation of the purchase and sale of the Property as contemplated by and provided for in this agreement.

          14. Conditions to Buyer's and Seller's Obligations. (a) Buyer's obligation to consummate the purchase and sale of the Property on the Closing Date shall be subject to the satisfaction or performance of the following terms and conditions, any one or more of which may be waived by Buyer, in whole or in part, on or as of the Closing Date:

                    (i) Seller shall have materially complied with all covenants and provisions required by this agreement to be complied with by Seller before, on, or as of the Closing Date;

                   (ii) The representations and warranties of Seller in this agreement shall be true and correct in all material respects on and as of the Closing Date; and

                  (iii) Buyer shall not have terminated this agreement pursuant to an express right to terminate set forth in this agreement.

If any of the foregoing Buyer's conditions have not been satisfied, waived or performed on or as of the Closing Date, the Buyer shall have the right, at Buyer's option, either: (i) to terminate this agreement by giving written notice to Seller on or before the Closing Date, in which event all rights and obligations of the parties under this agreement shall expire; or (ii) if such failure of condition constitutes a breach of representation or warranty by Seller, constitutes a failure by Seller to perform any of the terms, covenants, conditions, agreements, requirements, restrictions or provisions of this agreement, or otherwise constitutes a default by Seller under this agreement, to exercise such rights and remedies as may be provided for in paragraph 16 of this agreement. In either of such events, the Earnest Money shall be refunded to Buyer immediately upon request.

               (b) Seller's obligation to consummate the purchase and sale of the Property on the Closing Date shall be subject to the satisfaction or performance of the following terms and conditions, any one or more of which may be waived by Seller, in whole or in part, on, or as of the Closing Date:

                    (i) Buyer shall have materially complied with all covenants and provisions required by this agreement to be complied with by Buyer before, on, or as of the Closing Date;

                   (ii) The representations and warranties of Buyer in this agreement shall be true and correct in all material respects on and as of the Closing Date; and

                  (iii) Buyer shall not have terminated this agreement pursuant to an express right to terminate set forth in this agreement.

If any of the foregoing Seller's conditions have not been satisfied, waived or performed on or as of the Closing Date, then Seller shall have the right, at Seller's option, either: (i) to terminate this agreement by giving written notice to Buyer on or before the Closing Date, in which event all rights and obligations of the parties under this agreement shall expire, or (ii) if such failure of condition constitutes a breach of representation or warranty by Buyer, constitutes a failure by Buyer to perform any of the terms, covenants, conditions, agreements, requirements, restrictions or provisions of this agreement or otherwise constitutes a default by Buyer under this agreement, to exercise such rights and remedies as may be provided for in paragraph 16 of this agreement.

          15. Possession at Closing. Seller shall surrender possession of the Property to Buyer on the Closing Date.

          16. Remedies. (a) If the purchase and sale of the Property is not consummated in accordance with the terms and conditions of this agreement due to a default by Buyer under this agreement, the Earnest Money shall be delivered to Seller as full liquidated damages for such default. The parties acknowledge that Seller's actual damages in the event of a default by Buyer under this agreement will be difficult to ascertain, that the Earnest Money represents the parties' best estimate of such damages and that the parties believe the Earnest Money is a reasonable estimate of such damages. The parties expressly acknowledge that the foregoing liquidated damages are intended not as a penalty, but as full liquidated damages for all of Seller's damages at law or in equity in the event of Buyer's default and as compensation for Seller's taking the Property off the market during the term of this agreement. Such delivery of the Earnest Money shall be the sole and exclusive remedy of Seller by reason of a default by Buyer under this agreement.

               (b) If (i) Seller shall fail to perform or comply with any of the terms, covenants, or agreements, required by this agreement to be performed or complied with by Seller, or if (ii) the purchase and sale of the Property is otherwise not consummated in accordance with the terms and provisions of this agreement due to a default by Seller under this agreement, then and in either of such events the Earnest Money shall be refunded to Buyer immediately upon request, and Buyer may, as its sole and exclusive remedy, at law or in equity, at its option either (y) compel Seller to convey the Property to Buyer by a suit for specific performance, and, if Buyer prevails in such suit, to recover all costs incidental to such suit, including reasonable attorneys' fees, or (z) declare this agreement terminated and receive the return of the Earnest Money.

          17. Risk of Loss and Insurance. Between the date of this agreement and Closing, the risks and obligations of ownership and loss of the Property and the correlative rights against insurance carriers and third parties shall belong to Seller. In the event of the damage or destruction of any material portion of the Project prior to Closing, Buyer shall have the right, at Buyer's option, to terminate this agreement by giving written notice thereof to Seller prior to Closing, in which event the Earnest Money shall be refunded to Buyer immediately upon request, all rights and obligations of the parties under this agreement shall expire. For the purposes of this paragraph 17, the phrase "damage or destruction of any material portion of the Project" shall mean any damage or destruction to the Project which is estimated by Seller's insurance carriers to cost in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) to repair. If Buyer does not so terminate this agreement, the cash portion of Purchase Price shall be reduced by the total of any insurance proceeds received by Seller prior to Closing by reason of such damage or destruction, Buyer shall receive a credit against the cash portion of the Purchase Price in the amount of any applicable insurance deductible, and, at Closing, Seller shall assign to Buyer all insurance proceeds payable thereafter by reason of such damage or destruction.

          18. Condemnation. In the event of the taking of all or any part of the Property by eminent domain proceedings, or the commencement or bona fide threat of the commencement of any such proceedings, prior to Closing, Buyer shall have the right, at Buyer's option, to terminate this agreement by giving written notice thereof to Seller prior to Closing, in which event the Earnest Money shall be refunded to Buyer immediately upon request, all right and obligations of the parties under this agreement shall expire, and this agreement shall become null and void. If Buyer does not so terminate this agreement, the Purchase Price shall be reduced by the total of any awards or other proceeds received by Seller prior to Closing with respect to any taking, and, at Closing, Seller shall assign to Buyer all rights of Seller in and to any awards or other proceeds payable thereafter by reason of any taking. Seller shall notify Buyer of eminent domain proceedings within five (5) days after Seller learns of the same.

          19. Assignment. This agreement may be assigned in whole or in part by Buyer, upon notice to, but without the prior written consent of, Seller, so long as such assignee is a legal entity owned or controlled by Seller or Barney
D. Byrd, or, in the case of a limited partnership, has as its general partner an entity owned or controlled by Seller or Barney D. Byrd. In all other instances Seller must obtain the prior written consent of Buyer before assigning all or any portion of this agreement, which consent may not be unreasonably withheld or delayed. In the event of an assignment of this agreement by Buyer, Buyer shall not be released from any liability or obligation hereunder.

          20. Parties. This agreement shall be binding upon and enforceable against, and shall inure to the benefit of, Buyer and Seller and their respective legal representatives, successors and assigns.

          21. Broker and Commission. All negotiations relative to this agreement and the purchase and sale of the Property as contemplated by and provided for in this agreement have been conducted by and between Seller and Buyer without the intervention of any person or other party as agent or broker, except as provided otherwise in this paragraph 21. Seller and Buyer warrant and represent to each other that there are and will be no broker's commissions or fees payable in connection with this agreement or the purchase and sale of the Property by reason of their respective dealings, negotiations or communications except the cost reimbursements or commissions payable to Insignia Mortgage and Investment Company and to General Capital Mortgage, Inc. (which commission to General Capital Mortgage, Inc. shall not exceed Two Hundred Ninety-Seven Thousand and No/100 Dollars [$297,000.00]) by Seller pursuant to separate agreements between the applicable parties. Seller and Buyer shall and do each hereby indemnify, defend and hold harmless each of the others from and against the claims, demands, actions and judgments of any and all brokers, agents and other intermediaries alleging a commission, fee or other payment to be owing by reason of their respective dealings, negotiations or communications in connection with this agreement or the purchase and sale of the Property, except as set forth in this paragraph.

          22. Further Assurances; Survival. At Closing, and from time to time thereafter, Seller shall do all such additional and further acts, and shall execute and deliver all such additional and further instruments and documents, as Buyer, Buyer's counsel or Buyer's title insurer may reasonably require fully to vest in and assure to Buyer full right, title and interest in and to the Property to the full extent contemplated by this agreement and otherwise to effectuate the purchase and sale of the Property as contemplated by and provided for in this agreement. To the extent Seller is required to undertake any task or prepare any document not contemplated by this agreement, Buyer shall bear and pay the reasonable costs incurred by Seller in the performance of these acts and the execution and delivery of such instruments and documents. All the provisions of this agreement (including, without limitation, the representations, covenants and warranties of Seller as set forth in this agreement), shall survive the consummation of the purchase and sale of the Property on the Closing Date, the delivery of the deed and the payment of the Purchase Price for a period of nine (9) months. The indemnification provisions of paragraph 5 of this agreement shall survive both Closing and any termination of this agreement, indefinitely.

          23. Modification. This agreement supersedes all prior discussions and agreements between Seller and Buyer with respect to the purchase and sale of the Property and other matters contained herein, and this agreement contains the sole and entire understanding between Seller and Buyer with respect thereto. This agreement shall not be modified or amended except by an instrument in writing executed by or on behalf of Seller and Buyer.

          24. Applicable Law. This agreement shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of Tennessee, except in the event Buyer elects to compel Seller to convey the Property to Buyer by a suit for specific performance pursuant to paragraph 16(b), in which event the laws of the State of Florida shall apply.

          25. Counterparts. This agreement may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

          26.  Time.  Time is and shall be of the essence of this agreement.

          27. Captions. The captions and headings used in this agreement are for convenience only and do not in any way restrict, modify or amplify the terms of this agreement.

          28. Exhibits. Each and every Exhibit referred to or otherwise mentioned in this agreement is attached to this agreement and is and shall be construed to be made a part of this agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each Exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.

          29. Notices. All notices, requests, demands, tenders, and other communications under this agreement shall be in writing. Any such notice, request, demand, tender or other communication shall be deemed to have been duly given when actually delivered, or the next business day following delivery to a nationally recognized commercial courier for next business day delivery, to the address for each party set forth below its execution of this agreement, or when transmitted by facsimile to the telecopy number for each party set forth below its execution of this agreement. Rejection or other refusal to accept, or inability to deliver because of changed address of which no notice was given, shall be deemed to be receipt of such notice, request, demand, tender, or other communication. Any party, by written notice to the others in the manner herein provided, may designate an address different from that stated above.

          30. Attorneys' Fees. In the event of any litigation arising out of this agreement, the party substantially prevailing in obtaining the relief sought, in addition to all other sums that the other party may be required to pay, shall recover a reasonable sum for such prevailing party's attorneys' fees and disbursements.
          31. Date of Agreement; Holidays. For the purposes of this agreement, all references to the "date of this agreement" shall mean the latest date upon which any party hereto executes this agreement. In the event any time period specified in this agreement expires on a Saturday, Sunday or banking holiday, then the time period so expiring shall be extended to expire on the next business day.

          32. Interpretation. The parties acknowledge that each of them, together with their respective legal counsel, has reviewed this agreement and participated in its drafting. The general rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this agreement or any amendments or exhibits thereto.

          33. Offer and Acceptance. This instrument shall constitute an offer by Buyer to Seller and shall remain open for acceptance until 5:00 p.m. on August 22, 1996. In order for this offer to be validly accepted, one (1) counterpart of this agreement, will all exhibits completed and attached, in form and substance satisfactory to Buyer, fully executed on behalf of the Seller, must have been actually delivered to the Buyer at the address set forth below Buyer's execution of this agreement, prior to the expiration of the offer.

          IN WITNESS WHEREOF, Seller and Buyer have caused their duly authorized representatives to execute and deliver this agreement, all as of the day and year first written above.

                              SELLER:

                              NATIONAL PROPERTY INVESTORS II, LTD.,
                              a California limited partnership

                              By:  NPI Equity Investments, Inc.,
                                   General Partner


                              By:  /s/ William H. Jarrard, Jr.

                              Title:  President

                              Date of Execution: August 20, 1996

                              Initial address for notices:

                              c/o INSIGNIA FINANCIAL GROUP, INC.
                              Post Office Box 1089
                              One Insignia Financial Plaza
                              Greenville, South Carolina  29602
                              Attention:  J. L. Snedigar
                              Telephone:  (864) 239-1037
                              Facsimile:  (864) 239-1066

                              With a copy to:

                              INSIGNIA FINANCIAL GROUP, INC.
                              Post Office Box 1089
                              One Insignia Financial Plaza
                              Greenville, South Carolina  29602
                              Attention:  John K. Lines, General
                                          Counsel and Secretary
                              Telephone:  (864) 239-1675
                              Facsimile:  (864) 239-1096

                              With a copy to:

                              John M. Baird
                              WHITE & REASOR
                              3305 West End Avenue
                              Nashville, TN  37203
                              Telephone:  (615) 383-3345
                              Facsimile:  (615) 383-5534

                              BUYER:

                              GENERAL CAPITAL CORPORATION, a
                              Tennessee corporation, as Trustee


                              By:  /s/ Barrett B. Sutton, Jr.

                              Title:  EVP

                              Date of Execution: August 16, 1996

                              Initial address for notices:

                              511 Union Street, Suite 2350
                              Nashville, Tennessee  37219
                              Attention:  Barrett B. Sutton, Jr.
                              Telephone:  (615) 256-0388
                              Facsimile:  (615) 256-2487

                              With a copy to:

                              Joseph N. Barker
                              FARRIS, WARFIELD & KANADAY
                              Third National Financial Center
                              424 Church Street, Suite 1900
                              Nashville, Tennessee  37219-2327
                              Telephone:  (615) 782-2242
                              Facsimile:  (615) 726-3185



                             Schedule of Exhibits
                     (to be attached prior to execution)


Exhibit "A" - Legal Description

Exhibit "B" - Personalty List

Exhibit "C" - Current Rent Roll

Exhibit "D" - Service Agreements

Exhibit "E" - Escrow Agreement

Exhibit "F" - Permitted Exceptions

Exhibit "G" - Current Lease Form



                                 Exhibit "A"

     Sugar Mill Apartments, 3151 South Babcock Street, Melbourne, Florida, being more particularly described as follows:


                               ESCROW AGREEMENT


          THIS ESCROW AGREEMENT dated as of August 27th, 1996, by and among NATIONAL PROPERTY INVESTORS II, LTD. (the "Seller"), GENERAL CAPITAL CORPORATION, as Trustee (the "Buyer"), and LAWYERS TITLE INSURANCE CORPORATION (the "Escrow Agent").

                            W I T N E S S E T H :

          WHEREAS, Seller and Buyer have entered into that certain Purchase and Sale Agreement, dated August 20th, 1996 (the "Contract"); and

          WHEREAS, the Contract provides, in part, that Buyer shall deliver to Escrow Agent an initial earnest money deposit in the amount of Twenty-Five Thousand and No/100 Dollars ($25,000.00) (the "Initial Deposit"); and

          WHEREAS, the Contract provides, in part, that under certain circumstances Buyer is to deliver to Escrow Agent a second earnest money deposit in the amount of Twenty-Five Thousand and No/100 Dollars ($25,000.00) (the "Final Deposit");

          NOW, THEREFORE, for and in consideration of the mutual covenants and obligations contained herein, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, it is agreed as follows:

          1. The parties hereto agree that the Initial Deposit, together with interest earned thereon, may be referred to herein as the "Earnest Money" until such time as the Final Deposit has been delivered to Escrow Agent, at which time the Initial Deposit and the Final Deposit shall be combined and, together with interest earned thereon, may be referred to herein as the "Earnest Money."

          2. Buyer hereby deposits with Escrow Agent the Initial Deposit to be held by Escrow Agent in a separate account on the terms and conditions set forth herein.

          3. Escrow Agent hereby accepts the Initial Deposit and agrees to hold it on the terms and conditions set forth herein. Escrow Agent agrees to accept the Final Deposit when it is delivered to Escrow Agent. Escrow Agent shall deposit the Earnest Money into a separate, interest bearing account.

          4.  Escrow Agent shall release the Earnest Money, as follows:

               (a) In accordance with written instructions of Seller, uncontradicted by Buyer within fifteen (15) days after the delivery of such instructions to Escrow Agent, which instructions Seller must set forth that Buyer is in breach of its obligations under the Contract, or otherwise set forth the provisions of the Contract pursuant to which Seller is entitled to delivery of the sums held by Escrow Agent;

               (b) In accordance with written instructions of Buyer, uncontradicted by Seller within fifteen (15) days after the delivery of such instructions to Escrow Agent, which instructions Buyer must set forth that Seller is in breach of its obligations under the Contract, or otherwise set forth the provisions of the Contract pursuant to which Buyer is entitled to delivery of the sums held by Escrow Agent; or

               (c) In accordance with joint instructions executed by both Buyer and Seller.

          5. Escrow Agent agrees to serve in the capacity as Escrow Agent under this Agreement, upon and subject to the following conditions and limitations:

               (a) The duties of the Escrow Agent are only such as are herein specified, being purely ministerial in nature; the Escrow Agent shall incur no liability to any party for damages, losses or expenses of any nature, except for any willful default of its breach of trust. Without limiting the foregoing, Escrow Agent shall not incur liability with respect to (i) any action taken or omitted in good faith upon the advice of counsel with respect to any questions relating to the duties and responsibilities under this Agreement; or (ii) any action taken or omitted in reliance upon this Agreement, including any written notice of instructions, not only as to its due execution and validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall, in good faith, believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with provisions of the Contract and this Agreement.

               (b) In the event of a dispute between the parties to this Agreement, or in the event Escrow Agent has received neither written instructions signed by Buyer and Seller pursuant to paragraph 4(c) above, nor uncontradicted instructions pursuant to paragraphs 4(a) or 4(b) above, on or before December 9, 1996, Escrow Agent, in its discretion, shall be entitled to tender into the registry or custody or any court of competent jurisdiction, any money or property held by it under this Agreement, together with such pleadings as it may deem appropriate, and thereupon to be discharged from all future duties and liabilities under this Agreement.

               (c) Escrow Agent may consult with and obtain advice from independent legal counsel in the event of any question as to any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel.

               (d) All costs which may be incurred by Escrow Agent as a result of the performance of its duties under this Agreement, including, without limitation, court costs pursuant to paragraph 5(b) and consultation fees pursuant to paragraph 5(c), shall be borne by the non-prevailing party to the dispute at issue, with such costs to be determined by the court or independent counsel, as the case may be.

               (e) Escrow Agent shall not be liable to any party or person for misdelivery to Buyer or Seller of amounts subject to this Agreement, unless such misdelivery shall be due to willful breach of this Agreement, or gross negligence on the part of Escrow Agent. So long as Escrow Agent has established the depository interest bearing account required by paragraph 3 of this Agreement in good faith, Escrow Agent shall not be liable to any party for the failure of the institution with which that account is established, nor shall Escrow Agent be liable to Buyer or Seller in the event that the amount of the Earnest Money exceeds the maximum amount insured by the Federal Deposit and Insurance Corporation.

          6. This Agreement shall terminate upon the earlier to occur of (a) disbursement of the Earnest Money and accrued interest thereon in accordance with paragraph 4 above, or (b) tender of the Earnest Money and accrued interest thereon into the custody of any court of competent jurisdiction, pursuant to paragraph 5(b) above.

          7. Any notices required or permitted in this Agreement shall be given to all parties hereto, contemporaneously, and shall be delivered in person, by a nationally recognized commercial courier for next business day delivery, or by certified mail, return-receipt requested, as follows:

               As to Buyer:

               General Capital Corporation
               511 Union Street, Suite 2350
               Nashville, Tennessee  37219
               Attention:  Barrett B. Sutton, Jr.

               With a copy to:

               Farris, Warfield & Kanaday
               SunTrust Center
               424 Church Street, Suite 1900
               Nashville, Tennessee  37219-2327
               Attention:  Joseph N. Barker

               As to Seller:

               National Property Investors II, Ltd.
               c/o Insignia Financial Group, Inc.
               Post Office Box 1089
               One Insignia Financial Plaza
               Greenville, South Carolina  29602
               Attention:  J. L. Snedigar

               With a copy to:

               Insignia Financial Group, Inc.
               Post Office Box 1089
               One Insignia Financial Plaza
               Greenville, South Carolina  29602
               Attention:  John K. Lines, General Counsel and
                           Secretary

               With a copy to:

               White & Reasor
               3305 West End Avenue
               Nashville, Tennessee  37203
               Attention:  John M. Baird

               As to Escrow Agent:

               Lawyers Title Insurance Corporation
               Third National Financial Center
               424 Church Street, Suite 200
               Post Office Box 2787
               Nashville, Tennessee  37219-0787
               Attention:  Stuart Jones

or such other address as any party may designate in writing to the other parties.

          8. This Escrow Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed an original. This Agreement may not be modified or otherwise amended, except in writing and signed by all parties hereto.


          IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and date first above written.
ESCROW AGENT:                      SELLER:

LAWYERS TITLE INSURANCE            NATIONAL PROPERTY INVESTORS
CORPORATION                        II, LTD., a California
                                   limited partnership

By:  /s/ Stuart Jones         By:  NPI EQUITY INVESTMENTS,
Title:  Underwriting Counsel  INC., General Partner


                                   By: /s/ William H. Jarrard, Jr.
                                   Title:  President

                                   FEIN:  # 13-2906846

                                   BUYER:

                                   GENERAL CAPITAL CORPORATION,
                                   a Tennessee corporation, as
                                   Trustee


                                   By:  /s/ Barrett B. Sutton, Jr.
                                   Title: Executive Vice President

                                   FEIN:  62-1191439